Exhibit 10.3

Security AGREEMENT

Dated January 29, 2020

and

By and Between

MRI INTERVENTIONS, INC.,

Each Other Debtor
From Time To Time Party Hereto

and

PETRICHOR OPPORTUNITIES FUND I LP,

as the Collateral Agent

TABLE OF CONTENTS

Page

1. Defined Terms	1
2. Grant of Security	5
3. Security for Obligations	6
4. Perfection and Protection of Security Interest	6
5. Representations and Warranties	7
6. Collateral Agent’s Perfected First Priority Security Interest	9
7. Covenants	9
8. Event of Default	14
9. Attorney in Fact	14
10. Remedies Cumulative	15
11. Remedies	15
12. Marshalling	17
13. No Release or Waiver	17
14. Assignment	17
15. Successors and Joinders	17
16. Notices	18
17. Governing Law	18
18. Entire Agreement	18
19. Severability	18
20. Counterparts	18
21. Term of Agreement	18
22. Collateral Agent	18

Annex 1 – Form of Pledge Supplement

Annex 2 – Form of Acknowledgement of Pledge

Annex 3 – Form of Equity Interest Power

Annex 4 – Form of Irrevocable Proxy

Annex 5 – Form of Registration Page

Annex 6 – Form of Joinder Supplement

SECURITY AGREEMENT

This SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of the 29th day of January, 2020, by and among MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party hereto (and collectively with the Company, the “Debtors”) and PETRICHOR OPPORTUNITIES FUND I LP, as Collateral Agent for itself and for the benefit of the Investors.

WHEREAS, the Company, the Collateral Agent and the Investors party thereto are entering into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, each Debtor (other than the Company) has agreed to guaranty the Obligations;

WHEREAS, each Debtor will derive substantial direct and indirect benefits from the sale of convertible notes under the Purchase Agreement; and

NOW, THEREFORE, the Debtors are entering into this Agreement in order to induce the Investors to enter into and purchase one or more secured convertible notes of the Company under the Purchase Agreement and to secure the Obligations, including, with respect to the Company, the Obligations, and with respect to the Subsidiary Guarantors, their obligations under the Guaranty Agreement.

ACCORDINGLY, the parties hereto agree as follows:

1.       Defined Terms(a)       . (a)       Capitalized terms used herein shall have the meanings, if any, ascribed to such terms in the Purchase Agreement to the extent not otherwise defined or limited herein. The rules of construction and interpretation set forth in the Purchase Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

(b)       Terms defined in the UCC that are not otherwise defined in this Agreement or the Purchase Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require.

(c)       The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and paragraph references are to this Agreement unless otherwise specified.

(d)       The term “including” is not limiting and means “including without limitation.”

(e)       No reference to “proceeds” herein shall be deemed to authorize any sale, transfer or other disposition of any Collateral (as defined below).

(f)       “Account” shall have the meaning set forth in Article 9 of the UCC, including all rights to payment for goods sold or leased, or for services rendered.

(g)       “Account Debtor” shall have the meaning set forth in Article 9 of the UCC.

(h)       “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

(i)       “Collateral” shall have the meaning set forth in Section 2.

(j)       “Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

(k)       “Contracts” means (i) contracts and agreements for the purchase of real and personal property, easements and rights of way, (ii) customer, management and supplier contracts and agreements, (iii) security agreements, guarantees and other agreements evidencing, securing or otherwise relating to the Accounts or other rights to receive payment, and (iv) all other agreements to which a Debtor is a party, and all contractual rights, indemnification rights, and other remedies or provisions in respect of any of the foregoing, in each case whether now existing or hereafter arising.

(l)       “Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

(m)       “Document” shall have the meaning set forth in Article 9 of the UCC.

(n)       “Domain Names” means all Internet domain names and associated URL addresses in or to which any Debtor has any right, title or interest.

(o)       “Domestic Subsidiary” means any Subsidiary of the Company that is incorporated, organized or formed under the laws of the United States, any State of the United States or the District of Columbia.

(p)       “Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

(q)       “Equipment” shall have the meaning set forth in Article 9 of the UCC.

(r)       “Equity Interest Power” shall have the meaning set forth in Section 7(m).

(s)       “Equity Interests” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

(t)       “Equity Interests Equivalents” means all securities convertible into or exchangeable for Equity Interests and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

(u)       “Excluded Accounts” shall have the meaning set forth in Section 7(f).

(v)       “Excluded Assets” means (i) any general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise (but not the proceeds thereof), if the grant of a Lien in such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise in the manner contemplated by this Agreement is prohibited by the terms of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise and would result in the termination of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise, but only to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or principles of equity; provided, however, the foregoing exclusions shall in no way be construed (a) to apply if any such prohibition would be rendered ineffective under the Uniform Commercial Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law (including any insolvency law) or principles of equity, (b) so as to limit, impair or otherwise affect the Collateral Agent’s and the

Investors’ unconditional continuing Liens upon any rights or interests of the Debtors in or to the proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any accounts receivable), or (c) to apply at such time as the condition causing such prohibition shall be remedied (including pursuant to a waiver thereof or a consent related thereto) and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition, (ii) any Excluded Accounts, and (iii) any Equity Interest in any Foreign Subsidiary to the extent the same represents, for all Debtors in the aggregate, more than 65% of the total combined voting power of all classes of capital stock or similar Equity Interests of such Foreign Subsidiary which are entitled to vote.

(w)       “Fixture” shall have the meaning set forth in Article 9 of the UCC, including all tables, seating, signage, decorations and other furniture.

(x)       “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

(y)       “General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

(z)       “Goods” shall have the meaning set forth in Article 9 of the UCC.

(aa)       “Instrument” shall have the meaning set forth in Article 9 of the UCC.

(bb)       “Intellectual Property” means (i) all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases, (ii) all embodiments or fixations thereof and all related documentation, applications, registrations and franchises, (iii) all licenses or other rights to use any of the foregoing, and (iv) all books and records relating to the foregoing.

(cc)       “Inventory” shall have the meaning set forth in Article 9 of the UCC, including (i) all goods intended for sale, lease, display or demonstration, (ii) all work in process, and (iii) all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Debtor’s business (but excluding Equipment).

(dd)       “Investment Property” shall have the meaning set forth in Article 9 of the UCC, including all Pledged Equity, and any and all Supporting Obligations in respect thereof.

(ee)       “Irrevocable Proxy” shall have the meaning set forth in Section 7(m).

(ff)       “Issuer” means, with respect to any Pledged Equity, the issuer of such Pledged Equity.

(gg)       “Leases” means lease agreements for real or personal property to which a Debtor is a party.

(hh)       “Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

(ii)       “Licenses” means all licenses, permits and operating rights granted to or held by a Debtor.

(jj)       “Negotiable Collateral” means all of a Debtor’s letters of credit, Letter-of-Credit Rights, Instruments, promissory notes, drafts and Documents, and all Supporting Obligations in respect thereof.

(kk)       “Obligations” means the Notes and all debts, liabilities, payment and performance obligations, covenants and duties of every kind, nature and description owing by the Company or the Subsidiary Guarantors to the Collateral Agent or any Investor of any kind or nature, present or future, arising under the Notes or any other Transaction Document, whether direct or indirect (including those acquired by permitted assignment or participation), absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising and however acquired. The term “Obligations” includes all principal of the Note, interest, fees, charges, expenses, reasonable attorneys’ fees, and any other sum chargeable (including interest that would accrue during the pendency of any proceeding under insolvency laws, regardless of whether allowed or allowable in such proceeding) to the Company or the Subsidiary Guarantors under the Purchase Agreement, the Notes or any other Transaction Document.

(ll)       “Pledge Supplement” shall have the meaning set forth in Section 7(b).

(mm)       “Pledged Collateral” means all (i) Pledged Equity, (ii) all other property hereafter delivered to, or in the possession or in the custody of, the Collateral Agent, in substitution for or in addition to the Pledged Equity, (iii) any other property of a Debtor, as described in Section 7(m) below, now or hereafter delivered to, or in the possession or custody of such Debtor, (iv) all rights, privileges, authority or powers of a Debtor as an owner of such Pledged Equity, and (v) all proceeds of the assets described in the preceding clauses (i), (ii), (iii) and (iv) (including all dividends, instruments or other distributions and any stocks, shares, warrants, options or other securities rights or any other right or property which a Debtor shall receive or shall become entitled to by way of dividend bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference or otherwise to receive for any reason whatsoever with respect to the Pledged Equity, in substitution for or in exchange for any Equity Interest constituting Pledged Collateral, any right to receive an Equity Interest and any right to receive earnings, interest or other income which may be paid or payable in which a Debtor now has or hereafter acquire in respect thereof).

(nn)       “Pledged Equity” means all issued and outstanding Equity Interests and Equity Interests Equivalents owned by a Debtor, together with all rights, privileges, authority and powers of a Debtor relating to such Equity Interests and Equity Interests Equivalents and the certificates, instruments and agreements representing such Equity Interests and Equity Interests Equivalents; provided, that, the term “Pledged Equity” shall not include any Excluded Assets.

(oo)       “Purchase Agreement” shall have the meaning set forth in the preliminary statement.

(pp)       “Records” shall have the meaning set forth in Article 9 of the UCC.

(qq)       “Registration Page” shall have the meaning set forth in Section 7(m).

(rr)       “Securities Account” shall have the meaning set forth in Article 9 of the UCC.

(ss)       “Security Interest” shall have the meaning set forth in Section 2.

(tt)       “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

(uu)       “Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

(vv)       “UCC” means the Uniform Commercial Code as in effect in the State of Delaware; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent’s Security Interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

2.       Grant of Security. In consideration of the execution and delivery of, and the extension of credit made and to be made under, the Purchase Agreement, pursuant to which, among other things, each Investor has agreed to purchase Notes from the Company, each Debtor hereby grants, pledges, hypothecates, transfers and collaterally assigns to the Collateral Agent, for itself and for the benefit of the Investors, to secure the Obligations, a continuing security interest and lien in and to (hereinafter referred to as the “Security Interest”) all property of such Debtor, including all of the following described property, whether now owned or hereafter acquired, and wherever located (collectively, the “Collateral”):

(a)       all Accounts;

(b)       all Chattel Paper (including all Tangible Chattel Paper and all Electronic Chattel Paper);

(c)       all Commercial Tort Claims, including those shown on any Pledge Supplement;

(d)       all Deposit Accounts and Securities Accounts;

(e)       all Documents;

(f)       all General Intangibles, including Intellectual Property and Domain Names;

(g)       all Goods, including Inventory, Equipment and Fixtures;

(h)       all Instruments;

(i)       all Investment Property;

(j)       all Letter-of-Credit Rights;

(k)       all Supporting Obligations;

(l)       all Licenses, all Contracts and all Leases;

(m)       all Negotiable Collateral;

(n)       all Pledged Equity and Pledged Collateral;

(o)       all other tangible and intangible personal property whatsoever of such Debtor;

(p)       all monies, whether or not in the possession or under the control of the Collateral Agent, any Investor or a bailee or Affiliate of the Collateral Agent or any Investor;

(q)       all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral;

(r)       all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing; and

(s)       all proceeds and products, whether tangible or intangible, of any of the foregoing, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of commercial tort claims covering any or all of the foregoing, the proceeds of any award in condemnation with respect to any of the property of a Debtor, any rebates or refunds, whether for taxes or otherwise, and together with all proceeds of any such proceeds, and to the extent not otherwise included, any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding the foregoing provisions of Section 2 or any other provision of this Agreement or any other Transaction Document, the “Collateral” shall exclude any Excluded Assets; provided, if and when any property of a Debtor shall cease to be Excluded Assets, such property shall be deemed, at all times from and after such date and so long as such Property of the type set forth in clauses (a) through (s) above does not at any time thereafter become an Excluded Asset, to constitute Collateral. For the avoidance of doubt, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

3.       Security for Obligations. This Agreement and the Security Interest secure payment and performance of all Obligations.

4.       Perfection and Protection of Security Interest. (a) The Debtors hereby irrevocably authorize the Collateral Agent or its designees, at any time and from time to time, to file such UCC financing statements, continuation statements, amendment statements and such other documents as the Collateral Agent may deem necessary to protect, perfect or continue or maintain perfection of, the Security Interest in the Collateral, and appoint the Collateral Agent as each of the Debtor’s attorney-in-fact, with a power of attorney to file on the Debtors’ behalf such UCC financing statement forms, continuation statements, amendment statements and execute other similar instruments as the Collateral Agent may from time to time deem necessary to protect or perfect such Security Interest in the Collateral, and such financing statements and amendments may describe the Collateral covered thereby as “all assets” or “all assets of the Debtor” or words of similar import. Such power of attorney is coupled with an interest and shall be irrevocable prior to the termination of this Agreement in accordance with Section 21 hereof. The Debtors shall execute and deliver to the Collateral Agent for recordation and filing in the United States Patent and Trademark Office or any appropriate Internet domain name registrar any appropriate patent or trademark security document or assignment of domain names, as applicable, in form and substance reasonably satisfactory to the Collateral Agent as the Collateral Agent may deem necessary to protect, perfect or continue or maintain perfection of, the Security Interest in the Intellectual Property. In addition, the Debtors agree at the sole cost and expense of the Debtors to make, execute, furnish, deliver or cause to be done, furnished, executed and delivered all such further acts, information, documents and things as required hereunder or as the Collateral Agent may reasonably require for the purpose of perfecting or protecting the Security Interest in any Collateral, all promptly upon written request therefor. Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed with respect to the Security Interest in any Collateral without the prior written consent of the Collateral Agent, provided that such prior written consent shall only be given if approved by the Required Holders (as defined in the Purchase Agreement), subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

(b)       Each Debtor hereby appoints the Collateral Agent, and the Collateral Agent’s designee(s), as each of the Debtor’s attorney-in-fact following and during the continuance of an Event of Default (as defined in the Notes and as used herein, an “Event of Default”) (i) to execute and deliver notices of lien, financing statements, assignments, and any other documents, instruments, notices, and agreements necessary for the establishment, attachment, perfection or protection of any security interest, pledge, lien, charge, mortgage or other encumbrance of the Collateral Agent in any Collateral, (ii) to endorse the name of each Debtor on any checks, notes, drafts or other forms of payment or security consisting of Collateral that may come into the possession of the Collateral Agent or any Affiliate of the Collateral Agent, (iii) to sign each Debtor’s name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules relating to Collateral, (iv) (A) to notify post office authorities to change the address of delivery of mail to an address designated by the Collateral Agent, and (B) to open and dispose of mail addressed to each Debtor, and (v) generally, to do all things necessary to carry out the purposes and intent of this Agreement. The powers granted herein, being coupled with an interest, are irrevocable, and each Debtor approves and ratifies all acts of the attorney(s)-in-fact consistent with the foregoing. Neither the Collateral Agent nor any attorney(s)-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same does not constitute gross negligence or willful misconduct of the Collateral Agent, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

5.       Representations and Warranties. Each Debtor, jointly and severally, represents and warrants to the Collateral Agent and each of the Investors that:

(a)       Each Debtor (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) has all requisite power and authority and, to its knowledge, all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which each such Debtor is a party has been duly authorized, executed and delivered by each such Debtor and constitutes a legal, valid and binding obligation of each such Debtor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)       The execution, delivery and performance of this Agreement and each other Transaction Document to which each such Debtor is a party by such Debtor does not (i) require any consent or approval of any holders of Equity Interests of such Debtor, except those already obtained, (ii) contravene the organization documents of such Debtor, (iii) to its knowledge, violate or cause a default under any applicable law, contract or agreement or any securities issued by such Debtor, or (iv) result in or require the imposition of any Lien (other than Lien of the Collateral Agent for the benefit of the Investors) on such Debtor’s property.

(c)       Each Debtor holds and will hold title to the Collateral, free and clear of all Liens, other than Permitted Liens and the lien granted hereby. Each Debtor (i) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (ii) has rights in or the power to grant the Security Interest in each other item of Collateral owned by such Debtor, free and clear of any other Lien other than Permitted Liens.

(d)       Each Debtor now keeps all material records (or copies of the same) concerning the Accounts, Contracts, Leases, General Intangibles and other Collateral at one or more of the offices of such Debtor that have the address thereof set forth on Schedule 5(d).

(e)       As of the date hereof, the exact legal name of each Debtor, as such name appears in its certificate of incorporation or formation, as applicable, is set forth on Schedule 5(e). Each Debtor is (i) the type and form of entity disclosed next to its name on Schedule 5(e) and (ii) a registered organization except to the extent disclosed on Schedule 5(e).

(f)       Set forth on Schedule 5(f) is (A) the organizational identification number of each Debtor, (B) the Federal Taxpayer Identification Number of each such Debtor, (C) the jurisdiction of formation of each such Debtor, (D) a list of any other corporate or organizational names or jurisdiction of formation each Debtor has had in the past five years, together with the date of the relevant change, and (E) the name of any other business or organization to which any Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the last five years.

(g)       All Equity Interests of any Person owned or held by any Debtor are set forth on Schedule 5(g). Each Debtor is the record and beneficial owner of, and has legal title to, the Pledged Equity, including without limitation the Pledged Equity listed on Schedule 5(g), and such Pledged Equity are and will remain and all other assets constituting Pledged Collateral will be, free and clear of all Liens and other encumbrances and restrictions whatsoever, except Permitted Liens and the lien granted hereby.

(h)       Each Debtor has full power, authority and legal right to pledge the Pledged Equity and any additional Pledged Collateral to the Collateral Agent.

(i)       There are no outstanding options, warrants or other agreements with respect to the Pledged Collateral.

(j)       The Pledged Equity has been, and all additional Pledged Collateral constituting capital stock or other equity interests will be, duly and validly authorized and issued, and are or will be fully paid and non-assessable. The Pledged Equity listed on Schedule 5(g) constitutes the percentage of the issued and outstanding Equity Interests of such class of the applicable Issuer specified on Schedule 5(g).

(k)       Neither the grant of the Security Interest in, nor the pledge of, the Pledged Equity pursuant to this Agreement, nor the exercise of any of the remedies of the Collateral Agent hereunder, violate, or require the consent of any Person under, the organizational documents of any Issuer or to Debtor’s knowledge any contract or agreement to which a Debtor is a party (other than consents obtained on or prior to the date hereof).

(l)       No consent, approval or authorization of or filing with any Governmental Authority on the part of any Debtor is required in connection with or as a condition to the pledge and security interest granted in the Pledged Equity under this Agreement, or the exercise by the Collateral Agent of the voting and other rights provided for in this Agreement except as may be required in connection with disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

(m)       With respect to any certificates delivered to the Collateral Agent representing Pledged Collateral, either such certificates are “securities” as defined in Article 8 of the UCC as a result of actions by the Issuer or otherwise, or, if such certificates are not “securities”, such Debtor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible.

(n)       None of the Pledged Equity have been issued or transferred in violation of the Securities Act of 1933, or the Securities Exchange Act of 1934 or other applicable Laws of any jurisdiction to which such issuance shall or transfer may be subject.

(o)       No Pledged Collateral owned by any Debtor is or shall be held by a securities intermediary.

(p)       Promptly on the First Closing Date, all Pledged Equity that is certificated shall be delivered to the Collateral Agent in accordance with this Agreement, accompanied by undated proper instruments of assignment thereof duly executed by the applicable Debtor in blank.

(q)       As of the First Closing Date, no Debtor has any Commercial Tort Claims.

6.       Collateral Agent’s Perfected First Priority Security Interest. The Debtors further represent and warrant that this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Investors, to secure the Obligations, legal, valid and enforceable Liens on, and security interests in, each Debtor’s right, title and interest in and to the Collateral, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control, the Collateral Agent’s Security Interest in any Collateral will constitute fully perfected Liens on, and security interests in, all right, title and interest of each Debtor in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens. In addition, the Debtors further represent and warrant that the pledge, assignment and delivery (to the extent applicable) to the Collateral Agent of the Pledged Equity pursuant to this Agreement creates a valid Lien on and a perfected security interest in the Pledged Equity and the proceeds thereof in favor of the Collateral Agent, for the benefit of the Investors, subject to no prior Lien other than Permitted Liens, if any.

7.       Covenants. The Debtors covenant and agree, jointly and severally, that:

(a)       Location of Collateral and Records. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by each Debtor at the business locations set forth on Schedule 5(d) (as may be supplemented from time to time).

(b)       Commercial Tort Claims. Each Debtor shall promptly notify the Collateral Agent in writing if such Debtor has a Commercial Tort Claim with a value in excess of $50,000, accompanied by a pledge supplement, in substantially the form of Annex 1 hereto (a “Pledge Supplement”), containing a specific description of such commercial tort claim, and take all other action deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent in order to perfect the Security Interest in such Collateral.

(c)       Negotiable Collateral and Tangible Chattel Paper. If a Debtor shall at any time hold or acquire any Negotiable Collateral or Tangible Chattel Paper with a value in excess of $50,000, such Debtor shall promptly (but in any event not later than five (5) days thereafter or such later date as the Collateral Agent may agree) notify the Collateral Agent and, at the request and option of the Collateral

Agent, such Debtor shall forthwith endorse, collaterally assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignments thereof duly executed in blank as the Collateral Agent may from time to time deem reasonably necessary or appropriate for the Collateral Agent to perfect the Security Interest in such Collateral. Each Debtor shall ensure, to the extent requested by the Collateral Agent, that any Collateral consisting of Tangible Chattel Paper with a value in excess of $50,000 is marked with a legend reasonably acceptable to the Collateral Agent indicating the Collateral Agent’s security interest in such Tangible Chattel Paper.

(d)       Electronic Chattel Paper and Transferable Records. If any Debtor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in §201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as then in effect in any relevant jurisdiction, with a value in excess of $50,000, such Debtor shall promptly (but in any event not later than five (5) days thereafter or such later date as the Collateral Agent may agree) notify the Collateral Agent thereof and, following the Collateral Agent’s reasonable request, shall use commercially reasonable efforts to grant the Collateral Agent control of such Electronic Chattel Paper or transferable record under §9-105 of the UCC or control of such Electronic Chattel Paper or transferable record under §201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(e)       Letter-of-Credit Rights. If any Debtor is at any time a beneficiary under a letter of credit that is not a Supporting Obligation of any Collateral with value in excess of $50,000, such Debtor shall promptly (but in any event not later than five (5) days thereafter or such later date as the Collateral Agent may agree) notify the Collateral Agent thereof and, following the Collateral Agent’s reasonable request, shall use commercially reasonable efforts to grant the Collateral Agent control of all such Letter-of-Credit Rights for the purposes of Section 9-107 of the UCC.

(f)       Accounts. To further secure the prompt payment and performance of its Obligations, each Debtor hereby grants to the Collateral Agent, for the benefit of the Investors, a continuing security interest in and Lien upon all amounts credited to any Deposit Account or Securities Account of a Debtor, including sums in any blocked, lockbox, sweep or collection account other than any deposit account used solely for (A) payroll and accrued payroll expenses, (B) tax payments or (C) employee benefit payments (collectively, the “Excluded Accounts”).

(g)       Intellectual Property. Each Debtor shall promptly notify the Investor in writing if, after the First Closing Date, such Debtor obtains any interest in any Collateral consisting of registered Intellectual Property and, upon the Collateral Agent’s request, shall promptly take such actions as the Collateral Agent deems appropriate to effect the Collateral Agent’s duly perfected, first priority Lien upon such Collateral, including, without limitation executing and delivering to the Collateral Agent for recordation and filing in the United States Patent and Trademark Office or any appropriate Internet domain name registrar any appropriate patent or trademark security document or assignment of domain names, as applicable, in form and substance reasonably satisfactory to the Collateral Agent. The Debtors shall notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Debtor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing). Each Debtor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property. Each Debtor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of any Debtor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Debtor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(h)       Accounts. Each Debtor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Collateral Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Collateral Agent, on such periodic basis as the Collateral Agent may request, but not more frequently than once per calendar month or more frequently during the continuation of an Event of Default.

(i)       Inventory. Each Debtor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Collateral Agent inventory and reconciliation reports in form satisfactory to the Collateral Agent, on such periodic basis as the Collateral Agent may request but not more frequently than once per calendar month or more frequently during the continuation of an Event of Default. Each Debtor shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with applicable laws. Each Debtor shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require such Debtor to repurchase such Inventory. Each Debtor shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

(j)       Equipment. Each Debtor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Collateral Agent, on such periodic basis as the Collateral Agent may request, but not more frequently than once per calendar month or more frequently during the continuation of an Event of Default, a current schedule thereof, in form satisfactory to the Collateral Agent. Promptly upon request, each Debtor shall deliver to the Collateral Agent evidence of their ownership or interests in any material Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Debtor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

(k)       Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by Debtors. The Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Debtors’ sole risk. Each Debtor shall defend its title to Collateral and the Collateral Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens. Each Debtor agrees, at the sole cost and expense of such Debtor and at the reasonable request of the Collateral Agent, to take any and all other actions the Collateral Agent may reasonably determine to be necessary for the attachment, perfection and first priority of the Security Interest in any Collateral.

(l)       Change Name; Reincorporate. No Debtor shall change its (i) name as it appears in official filings in its jurisdiction of organization, (ii) jurisdiction or form of organization, (iii) organizational identification number, if any, or (iv) corporation, limited liability company, partnership or other organizational structure without the prior written consent of Collateral Agent, provided that such prior written consent shall only be given if approved by the Required Holders, and such consent and approval shall not to be unreasonably conditioned, delayed or withheld. No Debtor shall take any action to the extent such action could reasonably result in any UCC financing statement filed by the Collateral Agent to perfect the Security Interest in any Collateral becoming misleading. Each Debtor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes contemplated by this clause (l) and to take all action reasonably requested by the Collateral Agent to maintain the perfection and priority of the Security Interest in any Collateral, if applicable.

(m)       Pledged Equity.

(i)       Each Debtor represents and warrants that all certificates, or instruments representing or evidencing Pledged Equity shall be delivered on the First Closing Date (to the extent existing on such date) or shall promptly (but in any event not later than ten (10) days or such later date as the Collateral Agent may agree) after the acquisition thereof be delivered to the Collateral Agent, in each case, accompanied by (A) undated equity interest powers substantially in the form attached hereto as Annex 3 (“Equity Interest Power”) duly executed in blank by such Debtor, (B) irrevocable proxies substantially in the form attached hereto as Annex 4 (“Irrevocable Proxy”) and (C) a duly executed equity registration page, substantially in the form attached hereto as Annex 5 (“Registration Page”).

(ii)       Each delivery of Pledged Equity after the date hereof (other than to the extent existing on the date hereof) shall be accompanied by a Pledge Supplement with respect to such Pledged Equity; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof. Each Debtor shall, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned subsidiary and that the Collateral Agent shall have a first priority Lien on all Equity Interests and Equity Interests Equivalents of each such Subsidiary; provided that the Debtors shall not be required to pledge, in the aggregate, more than 65% of the total combined voting power of all classes of Equity Interests of any Foreign Subsidiary which are entitled to vote.

(iii)       Upon the occurrence and during the continuance of any Event of Default, upon prior notice to the Debtors (i) all rights of each Debtor to exercise the voting and other consensual rights with respect to any Pledged Equity shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent and (ii) all rights of each Debtor to receive distributions on account thereof shall cease and all such rights shall thereupon become vested in the Collateral Agent. Any such distributions which are received by any Debtor contrary to the provisions hereof shall be received in trust for the benefit of the Collateral Agent and shall be forthwith paid over to the Collateral Agent as additional Collateral in the same form as so received (with any necessary endorsement).

(iv)       Each Debtor hereby agrees that if any of the Pledged Equity are at any time not evidenced by certificates of ownership, then each applicable Debtor shall, to the extent permitted by applicable law, (A) cause the Issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Equity substantially in the form of Annex 2 hereto or such other form that is reasonably satisfactory to the Collateral Agent and

(B) if necessary to perfect a security interest in such Pledged Equity, cause such pledge to be recorded on the equityholder register or the books of the Issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Equity under the terms hereof.

(v)       All prior proxies given by any Debtor with respect to any of the Pledged Collateral or any of the Pledged Equity, as applicable (other than to the Collateral Agent) are hereby revoked, and no subsequent proxies (other than to the Collateral Agent) will be given with respect to any of the Pledged Collateral or any of the Pledged Equity, as applicable. The Collateral Agent, as proxy, will be empowered and may, upon prior notice to the Company and in accordance with the terms of this Agreement, exercise the irrevocable proxy to vote the Pledged Collateral and/or the Pledged Equity at any and all times during the existence of an Event of Default, including, but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, the Collateral Agent shall have no agency, fiduciary or other implied duties to any Debtor or Issuer or any other party when acting in its capacity as such proxy or attorney-in-fact. Each Debtor hereby waives and releases any claims that it may otherwise have against the Collateral Agent with respect to any breach or alleged breach of any such agency, fiduciary or other duty, except to the extent arising out of the gross negligence or willful misconduct of Collateral Agent.

(vi)       Any transfer to Collateral Agent or its nominee, or registration in the name of the Collateral Agent or its nominee, of the whole or any part of the Pledged Collateral, whether by the delivery of a Registration Page to the applicable Issuer or otherwise, shall be made, subject to the following sentence, solely for purposes of effectuating voting or other consensual rights with respect to the Pledged Collateral in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of the Pledged Collateral. Notwithstanding any delivery or modification of a Registration Page or exercise of an Irrevocable Proxy, the Collateral Agent shall not be deemed the owner of, or assume any obligations of the owner or holder of the Pledged Collateral unless and until the Collateral Agent expressly accepts such obligations in writing or otherwise becomes the owner thereof under applicable Law.

(vii)       Without the prior written consent of the Collateral Agent, provided that such prior written consent shall only be given if approved by the Required Holders, each Debtor agrees that such Debtor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Equity or any other Pledged Collateral, nor will such Debtor create, incur or permit to exist any Lien, other than Permitted Liens, with respect to any of the Pledged Equity, any other Pledged Collateral or any interest therein, or any proceeds thereof. Without the prior written consent of the Collateral Agent, provided that such prior written consent shall only be given if approved by the Required Holders, each Debtor agrees that it will not vote to enable, and will not otherwise permit, any Issuer to (A) issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Equity unless such stock or other securities is pledged under this Agreement or (B) dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person.

(n)       Other Acts as to Any and All Collateral. The Debtors shall promptly notify the Collateral Agent in writing if, after the First Closing Date, any Debtor obtains any interest in any Collateral consisting of Deposit Accounts (other than Excluded Accounts), Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights, in each case having a value in excess of $50,000, and, upon the Collateral Agent’s request, shall promptly take such actions as the Collateral Agent deems appropriate to effect the Collateral Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession or control agreement. If any Collateral is in the possession of a third party, at the Collateral Agent’s request, the Debtors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of the Collateral Agent. The Debtors agree, at the sole cost and expense of the Debtors and at the reasonable request of the Collateral Agent, to take any and all other actions the Collateral Agent may reasonably determine to be necessary for the attachment, perfection and first priority of the Security Interest in any Collateral, including (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor, (ii) causing the Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good constituting Collateral if such notation is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest in such Collateral, and (iv) obtaining governmental and, subject to the provisions of the Purchase Agreement, other third party waivers, consents and approvals in form and substance reasonably satisfactory to Collateral Agent, including any consent of any licensor, lessor or other Person obligated on Collateral.

(o)       Savings Clause. Nothing contained in this Section 7 shall be construed to narrow the scope of the Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Collateral Agent with respect thereto hereunder.

8.       Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have, without any other notice or demand upon the Debtors, (a) such rights and remedies as are set forth in the Notes, the Purchase Agreement and herein, (b) all the rights, powers and privileges of a secured party under the UCC and (c) all other rights and remedies available to the Collateral Agent at law or in equity. Upon the occurrence and during the continuation of an Event of Default, each Debtor covenants and agrees that the Collateral Agent may sell, assign or otherwise dispose of any Collateral pursuant to one or more public or private sales and that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for below at least ten (10) calendar days (unless the Collateral is perishable or threatens to decline speedily in value or is of a type sold on a recognized market) prior to such disposition. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to the appointment of a receiver for the Collateral, and each Debtor hereby consents to such appointment and hereby waives any objection they may have thereto and the right to have a bond or other security posted by the Collateral Agent or any other Person in connection therewith. Each Debtor agrees, after the occurrence and during the continuation of an Event of Default, promptly to take any actions at the Debtors’ sole cost and expense that the Collateral Agent may reasonably request in order to enable the Collateral Agent to obtain and enjoy the full rights and benefits granted to the Collateral Agent under this Agreement and the other Transaction Documents. The Collateral Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Collateral Agent, all as permitted by applicable law. All amounts realized or collected through the exercise of remedies hereunder shall be applied as provided in the Purchase Agreement.

9.       Attorney in Fact. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby irrevocably constitutes and appoints the Collateral Agent as its attorney-in-fact, with power of substitution, with authority, exercisable upon the occurrence and during the continuation of an Event of Default, with respect to the Collateral, to: (a) collect all Accounts, endorse its name on any note, acceptance, Negotiable Collateral, check, draft, money order or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Collateral Agent, (b) take such action, execute such documents, and perform such work, as the Collateral Agent may deem appropriate in exercise of the rights and remedies granted the Collateral Agent herein or in any other Transaction Document, in each case in accordance with the terms of this Agreement, (c) compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Debtors which constitute a portion of the Collateral, all in the name of the Debtors, (d) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, (e) vote the Pledged Equity, with full power of substitution to do so, (f) receive and collect any dividend or other payment or distribution in respect of, or in exchange for, the Pledged Collateral or any portion thereof, to give full discharge for the same and to indorse any instrument made payable to any Debtor for same, (g) exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including, with respect to the Pledged Equity, giving or withholding written consents of members, calling special meetings of members and voting at such meetings), and (h) generally to do such other things and acts in the name of any Debtor with respect to the Collateral as are necessary or appropriate to protect or enforce the rights of the Collateral Agent hereunder or under any other Transaction Document. The powers of attorney granted herein are coupled with an interest and shall be irrevocable prior to the termination of this Agreement in accordance with Section 21 hereof. To the extent permitted by law, each Debtor hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act, except for the Collateral Agent’s or such other Person’s willful misconduct and/or gross negligence, as determined by a final, non-appealable order of a court having jurisdiction over the subject matter. To the extent that the Collateral Agent shall incur any costs or pay any expenses in connection with its rights hereunder, including any costs or expenses of litigation associated therewith, such costs, expenses or payments shall be governed by Section 9.2 of the Purchase Agreement.

10.       Remedies Cumulative. Each Debtor agrees that the rights of the Collateral Agent under this Agreement or any other Transaction Document shall be cumulative, and that the Collateral Agent may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that the Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. Each Debtor further expressly agrees that the Collateral Agent shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Collateral Agent may have against any Debtor or its property, nor shall the Collateral Agent be required to resort to any other collateral or security for the Obligations, prior to any exercise of the Collateral Agent’s rights against any Debtor and its property hereunder.

11.       Remedies.

(a)       For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 11, upon the occurrence and during the continuance of an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or Intellectual Property or any property of a similar nature, whether owned by any Debtor or with respect to which the any Debtor has rights under license, sublicense or other agreements (to the extent such use is permitted thereby), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Debtor’s rights under all licenses and all franchise agreements, and all Intellectual Property, shall inure to the benefit of the Collateral Agent.

(b)       Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply any cash held by the Collateral Agent as Collateral and all cash proceeds of any collection, sale of, collection from, or other realization upon any Collateral, as well as any Collateral consisting of Cash, as set forth in the Notes. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Notes shall be delivered to the Debtors.

(c)       Each Debtor hereby acknowledges that the Notes arose out of a commercial transaction and agree that if an Event of Default shall occur and be continuing, the Collateral Agent shall have the right to immediate possession without notice or a hearing, and, to the extent permitted by applicable law, hereby knowingly and intelligently waive any and all rights they may have to any notice and posting of a bond by the Collateral Agent prior to seizure by the Collateral Agent, or any of its transferees, assigns or successors in interest, of the Collateral or any portion thereof. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, so far as the Debtors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent shall be deemed to have exercise reasonable care in the custody, safe keeping and physical preservation of the Collateral in its possession, if it deals with such Collateral in substantially the same manner as the Collateral Agent deals with similar property for its own account. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Debtor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the Security Interest in or the perfection thereof in the Collateral.

(d)       The Collateral Agent may in its discretion require, after the occurrence and during the continuance of an Event of Default, the Debtors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtors’ chief executive office(s) or at such other locations as the Collateral Agent may reasonably designate. In addition, to the extent permitted by applicable law, the Debtors waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder.

(e)       The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to present a Debtor or any Issuer an Irrevocable Proxy and/or Registration Page. After the occurrence and during the continuance of an Event of Default and upon the request of the Collateral Agent, each Debtor agrees to deliver to the Collateral Agent such further evidence of such irrevocable proxy or additional irrevocable proxies to vote the Pledged Equity as the Collateral Agent may request. Upon the occurrence and during the continuance of an Event of Default, in the event that a Debtor, as record and beneficial owner of its Pledged Equity, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Debtor shall deliver to the Collateral Agent, and the Collateral Agent shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.

(f)       Each Debtor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Equity by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act or 1933 or under applicable state securities laws even if such Issuer would agree to do so.

12.       Marshalling. The Collateral Agent shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and, to the extent permitted by applicable law, each Debtor hereby irrevocably waives the benefits of all such laws in connection with the enforcement of this Agreement and the other Transaction Documents.

13.       No Release or Waiver. (a)       No transfer or renewal, extension, assignment or termination of this Agreement, any Note or of the Purchase Agreement or of any other Transaction Document, or additional extensions of credit made by the Collateral Agent to any Debtor, or the taking of further security, nor the retaking or re-delivery of the Collateral by the Collateral Agent, or any other act of the Collateral Agent, shall release any Debtor from, or waive any Obligation, except a release or waiver executed in writing by the Collateral Agent in accordance with the Purchase Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations (other than contingent indemnification obligations for which no claim has been made). Nothing set forth in this Agreement or any other Transaction Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Debtor from the performance of any term, covenant, condition or agreement on such Debtor’s part to be performed or observed under or in respect of any of the Collateral.

(b)       In connection with any termination or release pursuant to clause (a) above, the Collateral Agent shall promptly execute and deliver to the Debtors, at the Debtors’ expense, all UCC termination statements and similar documents that the Debtors shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or representation or warranty by the Collateral Agent. The Debtors shall reimburse the Collateral Agent for all costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 13 pursuant to Section 9.2 of the Purchase Agreement.

(c)       Anything herein to the contrary notwithstanding, subject to any applicable law, the Collateral Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

14.       Assignment. Each Debtor agrees that this Agreement and the rights hereunder may be assigned in whole or in part in connection with any assignment by the Collateral Agent or any Investor of all or any portion of the Obligations. In the event this Agreement or the rights hereunder are so assigned by the Investor or the Collateral Agent the terms “Investor” or “Collateral Agent”, wherever used herein, shall be deemed to refer to and include any such assignee, as applicable. Without the prior written consent of the Collateral Agent, a Debtor shall not assign its rights in, or obligations under, this Agreement.

15.       Successors and Joinders. This Agreement shall apply to and bind the respective successors and permitted assigns of the Debtors and inure to the benefit of the Collateral Agent and the successors and permitted assigns of the Collateral Agent. Each Debtor shall cause each of its Domestic Subsidiaries which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent pursuant to the provisions of the Purchase Agreement, to become a party hereto by executing a supplement or joinder hereto, in substantially the form of Annex 6 hereto (a “Joinder Supplement”), and the execution and delivery thereof shall not require the consent of any Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

16.       Notices. All communications and notices provided under this Agreement shall be in writing by in writing (including email or facsimile transmission), telecopy or personal delivery and if to a Debtor addressed or delivered to such Debtor at its address shown on the signature page hereof or if to the Collateral Agent delivered to it at the address shown on its signature page hereto, or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when transmitted by email, telecopier or, when personally delivered, if mailed properly addressed, shall be deemed given upon the third Business Day after the placing thereof in the United States mail, postage prepaid.

17.       Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the State of Delaware. Section 9.9 of the Purchase Agreement is incorporated herein mutatis mutandis, as if a part hereof.

18.       Entire Agreement. This Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

19.       Severability. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

20.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

21.       Term of Agreement. Upon payment in full in cash, or other satisfaction to the satisfaction of the Collateral Agent, of the Obligations (other than contingent indemnification obligations for which no claim has been made) under the Notes, the Purchase Agreement and the other Transaction Documents, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Debtors any other Person entitled thereto. At such time, the Collateral Agent will authorize the filing of appropriate termination statements to terminate such security interests, and deliver to the Debtors satisfactions, releases of liens, discharges, terminations and other release documentation releasing the Collateral Agent’s liens and security interests in all of the assets and property of the Debtors.

22.       Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent for the Investors, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Collateral Agent for the benefit of and on behalf of the Investors. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Purchase Agreement. The parties hereto agree that the Collateral Agent shall be entitled to the benefits of, and the Company shall have the indemnification obligations described in, Section 6.1 of the Purchase Agreement.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the undersigned parties hereunto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

COMPANY:

MRI Interventions, Inc.

By: /s/ Harold A. Hurwitz

Name: Harold A. Hurwitz

Title: Chief Financial Officer

[Signature page to Security Agreement]

COLLATERAL AGENT:

PETRICHOR OPPORTUNITIES FUND I LP

By: Petrichor Opportunities Fund I GP LLC

By: /s/ Tadd Wessel

Name: Tadd Wessel

Title: Managing Member

Address for Notices:

Petrichor Opportunities Fund I LP
885 Third Avenue, Suite 2403
New York, NY 10022
Attn: Michael Beecham
Email: mbeecham@petrichorcap.com

[Signature page to Security Agreement]

Annex 1

Form of Pledge Supplement

This Pledge Supplement, dated as of __________ __, 20__, is delivered pursuant to Section 7(b) of the Security Agreement, dated as of January 29, 2020, by the undersigned Debtor, and the other Debtors from time to time party thereto, in favor of Petrichor Opportunities Fund I LP, as Collateral Agent for the Investors referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Supplement may be attached to the Security Agreement and that the [Pledged Equity] [Commercial Tort Claims] listed on [Annex 1-A] [Annex 1-B] to this Pledge Supplement shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[DEBTOR]

By:_________________________________
Name:
Title:

[Annex 1-A]

Pledged Equity

Issuer	Owner	Class of Stock or other Interests	Certificate No.	No. of Shares or Interests Outstanding	No. of Shares or Interests Held by Holder	Percentage of Class of Shares or Interests Outstanding

[Annex 1-B]

Commercial Tort Claims

Annex 2

FORM OF Issuer’s Acknowledgement

Each of the undersigned hereby (i) acknowledges receipt of a copy of that certain Security Agreement dated as of January 29, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by the Debtors party thereto and Petrichor Opportunities Fund I LP, as Collateral Agent for the Investors (in such capacity and together with any successors in such capacity, the “Agent”), (ii) agrees promptly to note on its books the security interests granted to the Agent and confirmed under the Security Agreement, (iii) subject to the provisions of the Security Agreement, agrees that it will comply with instructions of the Agent or its nominee with respect to the applicable Pledged Collateral without further consent by the applicable Debtor, (iv) to the extent permitted by law, agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of Delaware, U.S.A., (v) agrees to notify the Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Collateral that is adverse to the interest of the Agent therein, (vi) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Pledged Collateral thereunder in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee and (vii) acknowledges that if any Debtor transfers any Pledged Equity issued by the undersigned to any Person in contravention of the terms of the Security Agreement, such transfer shall be void as against the undersigned and the undersigned shall not record such transfer on its books and records or treat such Person as the owner of such Pledged Equity for any purpose. The undersigned hereby acknowledges and agrees that upon the delivery of any certificates representing the Pledged Equity issued by the undersigned endorsed to Agent or in blank, or to the extent the Pledged Equity are not represented by certificates, upon the execution and delivery of this acknowledgement by the parties hereto, Agent shall have “control” (as defined in Article 8 or 9 of the UCC, as applicable) over the Pledged Equity.

[ISSUER]

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Annex 3

Form of equity interest Power

FOR VALUE RECEIVED, the undersigned, ____________ a _______________ (“Debtor”), does hereby sell, assign and transfer to _______________________________* all of its Equity Interests (as hereinafter defined) represented by Certificate No(s).____________* in__________________, a _________________ (“Issuer”) standing in the name of Debtor on the books of said Issuer. Debtor does hereby irrevocably constitute and appoint ______________________*, as attorney, to transfer the equity interests in said Issuer with full power of substitution in the premises. The term “Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “Equity Security” (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated: _______________________*

DEBTOR: ______________________________________ By:_________________________________________ Name: _____________________________________ Title: ______________________________________

*To Remain Blank

Annex 4

FORM OF IRREVOCABLE PROXY

(Interests of [Issuer])

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Petrichor Opportunities Fund I LP, in its capacity as Collateral Agent for the Investors (the “Proxy Holder”) the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all of the Pledged Collateral (as defined in the Security Agreement, defined below) which constitute the shares or other equity interests (the “Interests”) of _______________ (the “Company”). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Interests are hereby revoked, and no subsequent proxies will be given with respect to any of the Interests.

This proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Security Agreement dated as of January 29, 2020 (the “Security Agreement”) by MRI Interventions, Inc., a Delaware corporation, and the other Debtors party thereto for the benefit of the Proxy Holder in consideration of the credit extended pursuant to the Purchase Agreement and the Notes. Capitalized terms used herein but not otherwise defined in this irrevocable proxy have the meanings ascribed to such terms in the Security Agreement.

The Proxy Holder named above will be empowered and may exercise this irrevocable proxy to vote the Interests at any and all times after the occurrence and during the continuation of an Event of Default, including but not limited to, at any meeting of the shareholders or members of the Company, however called, and at any adjournment thereof, or in any written action by consent of the shareholders or members of the Company. This proxy shall remain in effect with respect to the Interests as long as any of the Obligations remain outstanding (other than contingent indemnity obligations that are not yet due and payable), and will continue to be effective or automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Proxy Holder as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made (provided, that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Proxy Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations), notwithstanding any time limitations set forth in the operating agreement and other organizational documents of the Company or the limited liability Company act of the State of __________.

Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Interests).

IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of this ____ day of ___________, ______.

___________________________________
By_____________________________________ Print Name______________________________ Title____________________________________

Annex 5

FORM OF REGISTRATION PAGE

[Issuer]

[Membership Interest][Stock] Ledger as of ________, ___*

NAME	CERTIFICATE NO.	NUMBER OF INTERESTS

Acknowledged By:

[Issuer]
By_____________________________________ Print Name______________________________ Title____________________________________

*To Remain Blank - Not Completed at Closing

Annex 6

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of __________ __, 20__, made by________ (the “Additional Debtor”), in favor of Petrichor Opportunities Fund I LP, in its capacity as Collateral Agent for the Investors, in connection with the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H :

WHEREAS, there exists that cetain Securities Purchase Agreement, dated as of January 11, 2020 (as amended, restated, replaced, supplemented, waived and/or otherwise modified from time to time, the “Purchase Agreement”), among MRI Interventions, Inc., a Delaware corporation (the “Company”), and Petrichor Opportunities Fund I LP, as Collateral Agent for itself and for the benefit of the Investors (the “Collateral Agent”);

WHEREAS, in connection with the Purchase Agreement, the Company and certain of its Affiliates (other than the Additional Debtor) have entered into the Security Agreement, dated as of January 29, 2020 (as amended, restated, supplemented, waived and/or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, for the benefit of the Investors;

WHEREAS, the Purchase Agreement, the Notes and the Security Agreement require the Additional Debtor to become a party to the Security Agreement; and

WHEREAS, the Additional Debtor has agreed to execute and deliver this Joinder Supplement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Joinder Supplement, the Additional Debtor, as provided in Section 15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Debtor thereunder with the same force and effect as if originally named therein as a Debtor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Debtor thereunder. The Additional Debtor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 5 of the Security Agreement (including such representations and warranties under the Purchase Agreement referred to therein) is true and correct in all material respects on and as of the date hereof (after giving effect to this Joinder Supplement) as if made on and as of such date except to the extent that any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” or similar language shall be true and correct in all respects).

Without limiting the foregoing:

(a)       the Additional Debtor hereby grants to the Collateral Agent, for the benefit of the Investors, a security interest in and Lien on all of the right, title and interest of such Grantor in all of the Collateral now owned or at any time hereafter acquired or created by the Additional Debtor or in which the Additional Debtor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment in full and performance as and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; and

(b)       The information set forth in Annex 6-A is hereby added to the information set forth in Schedules 5(d) through 5(g) to the Security Agreement. By acknowledging and agreeing to this Joinder Supplement, the undersigned hereby agree that this Joinder Supplement may be attached to the Security Agreement and that the Collateral listed on Annex 6-A to this Joinder Supplement shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Obligations.

2. GOVERNING LAW. THIS JOINDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL DEBTOR]

By:___________________________

Name:
Title: